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                                                                 Exhibit (10)(f)


                            THE LUBRIZOL CORPORATION
                               VARIABLE AWARD PLAN
                                  (As Amended)

                                  INTRODUCTION

         The Lubrizol Corporation (hereinafter referred to as the "Corporation") hereby amends, effective as of January 1, 1996, The Lubrizol Corporation Variable Award Plan (hereinafter referred to as the "Plan") in order to provide an award for employees which reflects the pursuit of superior performance, increased customer satisfaction and enhancement of shareholder value. Awards for participating employees under the Plan shall depend upon corporate performance in terms of customer, franchise, organization and financial measures for the Plan Year.

         Except as otherwise provided, the Plan shall be administered by the Organization and Compensation Committee (hereinafter referred to as the "Committee") of the Board of Directors of the Corporation. The Committee shall have conclusive authority to construe and interpret the Plan and any agreements entered into under the Plan and to establish, amend, and rescind rules and regulations for its administration. The Committee shall also have any additional authority as the Board may from time to time determine to be necessary or desirable.

                                    ARTICLE I
                                   DEFINITIONS

         1.01 DEFINITIONS. The following terms shall have the indicated meanings for purposes of the Plan:

         a. "Base Pay" shall mean a Participant's current bi-weekly salary multiplied by 26.

         b.       "Board" shall mean the board of Directors of the Corporation.

         c. "Chief Executive Officer" shall mean the chief executive officer of the Corporation.

         d. "Committee" shall mean the Organization and Compensation Committee of the Board, consisting of persons who are not Employees.

         e. "Corporation" shall mean The Lubrizol Corporation, a corporation organized under the laws of the State of Ohio.

         f.       "Director" shall mean a director of the Corporation.

         g. "Employee" shall mean any person who is employed by the Corporation or a domestic Subsidiary.

         h. "Individual Award" shall mean the amount paid to a Participant by the Corporation pursuant to the Plan.

         i. "Individual Performance Shares" shall have the definition set forth in Section 3.02 herein.

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         j.       "Officer" shall mean a chief executive officer, president, vice president, secretary, treasurer or principal financial officer, controller or principal accounting officer and any other person designated as an officer of the Corporation by the Board.

         k. "Participant" shall mean Officers, and any Employee who has been selected by the Committee pursuant to Article II of the Plan, and who has not for any reason become ineligible to participate in the Plan.

         l. "Plan" shall mean The Lubrizol Corporation Variable Award Plan, effective January 1, 1990, as amended effective January 1, 1996, as herein set forth.

         m. "Plan Year" shall mean the twelve-month period commencing each January 1 and ending each subsequent December 31.

         n.       "President" shall mean the president of the Corporation.

         o. "Subsidiary" shall mean any other domestic company wholly or partially owned by the Corporation.

         1.02 CONSTRUCTION. Where necessary or appropriate to the meaning of a word, the singular shall be deemed to include the plural, the plural to include the singular, the masculine to include the feminine, and the feminine to include the masculine.

                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION
                          -----------------------------

         2.01 ELIGIBILITY. All Employees shall be eligible to participate in the Plan.

         2.02 PARTICIPATION. The Committee shall determine which Employees shall participate in the Plan for each Plan Year. The Committee's selection of Participants shall be made after considering recommendations presented to it by the Chief Executive Officer.

                                   ARTICLE III
                          INDIVIDUAL PERFORMANCE SHARES
                          -----------------------------

         3.01 IN GENERAL. At the time the Committee selects Participants for any Plan Year, the Committee shall, after consideration of the recommendations of the Chief Executive Officer, establish for each Plan Year Individual Performance Shares for each Participant.

         3.02 CALCULATION OF INDIVIDUAL PERFORMANCE SHARES. Individual Performance Shares shall be calculated in the following manner:

         (a) The Base Pay of each eligible Participant shall be multiplied by a designated percentage which shall take into account the Participant's position in the Corporation. Such percentage shall be determined by the Committee.

         (b) The amount produced for each Participant pursuant to the calculation in (a) above shall be divided by the sum of all such amounts produced for all


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                  Participants calculated in accordance with (a) above in order to produce a second percentage.

         (c) The percentage for each Participant derived in the manner set forth in paragraph (b) above shall be multiplied by 100 and rounded to the highest whole number to produce the number of each Participant's Individual Performance Shares.

         Individual Performance Shares may be either increased or decreased, for any Participant at the discretion of the Committee or upon the recommendation of the Chief Executive Officer and the President in order to reflect individual contribution not taken into account under the formulae described above.

                                   ARTICLE IV
                              DETERMINATION OF FUND
                              ---------------------

         4.01 FUND. A fund will be accrued on a monthly basis for each Plan Year equal to a percentage of the Corporation's consolidated net income for such Plan Year (the "Fund"), which may be increased or decreased prior to the end of the Plan Year at the discretion of the Committee or upon the recommendation of the Chief Executive Officer. The Fund shall consist of bookkeeping accruals and no cash or other property shall be set aside by the Corporation for these purposes.

         4.02 POST-PLAN YEAR FUND ADJUSTMENT. Each January, corporate initiatives for the upcoming Plan Year will be categorized into four performance measures; financial, customer, franchise and organization, and presented to the Committee by the Chief Executive Officer. The following January, the Chief Executive Officer will evaluate the outcome of the performance measures for the Plan Year and will present the evaluation to the Committee which may thereafter at its discretion, increase or decrease the amount of the Fund.

                                    ARTICLE V
                                INDIVIDUAL AWARDS
                                -----------------

         5.01 ALLOCATION. Each Participant's Individual Award for a Plan Year shall be an amount calculated by multiplying the amount of the Fund by a fraction, the numerator of which shall be the number of the Participant's Individual Performance Shares and the denominator of which shall be the total number of all Participants' Individual Performance Shares. The maximum amount of any Participant's Individual Award shall be at the discretion of the Committee. No Participant shall have any vested interest in or be entitled to any Individual Award until or unless such payment is made by the Committee. Any amounts remaining in the Fund after Individual Awards are made for any Plan Year shall be returned to earnings and not carried over to any subsequent Plan Year.

         5.02 TIME AND METHOD OF PAYMENT OF INDIVIDUAL AWARDS. In the event the Committee determines that a Participant is entitled to an Individual Award, the Corporation shall pay such Individual Award to that Participant as soon after the close of the Plan Year as may be feasible, but in no event later than 30 days after the public announcement of the Corporation's earnings for such Plan Year. A Participant who leaves the Corporation's employ prior to the issuance of an Individual Award, except in the case of retirement under the provisions of a qualified defined benefit plan maintained by the Corporation, disability or death, will not be eligible for any payment under this Plan. However, an Individual Award may be made in those instances
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where recommendation for such a payment has been made by the Chief
Executive Officer and approved by the Committee.

         In the event a Participant dies prior to the payment of any Individual Award with respect to any Plan Year, any Individual Award determined to be payable by the Committee shall be paid by the Corporation to the Participant's estate.

         5.03 CONDITIONS. Notwithstanding anything contained herein to the contrary, the payment of Individual Awards to Participants with respect to any Plan Year is conditioned upon the availability of adequate corporate profits for the Corporation's fiscal year coinciding with any Plan Year. The determination of whether adequate corporate profits exist shall be made solely by the Board and such determination shall be conclusive and binding.

                                   ARTICLE VI
                                CHANGE OF CONTROL
                                -----------------

         6.01 For all purposes of the Plan, a "Change in Control of the Corporation" shall have occurred if any of the following events shall occur:
         a. The Corporation is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as hereinafter defined) of the Corporation immediately prior to such transaction;

         b. The Corporation sells all or substantially all of its assets to any other corporation or other legal person, less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale are held in the aggregate by the holders of Voting Stock of the Corporation immediately prior to such sale;

         c. There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13(d)(3) or any successor rule or regulation promulgated under the Exchange
                  Act) of securities representing 20% or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Corporation ("Voting Stock");

         d. The Corporation files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Corporation has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

         e. If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Corporation cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for


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                  election by the Corporation's stockholders, of each Director of the Corporation first elected during such period was approved by a vote of at least two-thirds of the Directors of the Corporation then still in office who were Directors of the Corporation at the beginning of any such period.

         Notwithstanding the foregoing provisions, a "Change in Control" shall not be deemed to have occurred for purposes of the Plan solely because (i) the Corporation, (ii) an entity in which the Corporation directly or indirectly beneficially owns 50% or more of the voting securities or (iii) any Corporation-sponsored employee stock ownership plan or any other employee benefit plan of the Corporation, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 20% or otherwise, or because the Corporation reports that a change in control of the Corporation has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

         6.02 EFFECT OF CHANGE IN CONTROL. In the event a Change in Control of the Corporation occurs prior to final determination by the Committee of the amounts of Individual Awards to be paid under the Plan with respect to any Plan Year, the Committee shall calculate such Individual Awards as soon as practicable after such Change in control. The Fund from which Individual Awards are to be made shall be based upon accruals by the Corporation up to the time of such Change in Control and Individual Awards shall be calculated in accordance with Section 3.02 herein. Payment of such Individual Awards shall be made within thirty (30) days of the date on which the determination is made to compute the payments according to the terms of this provision.

                                   ARTICLE VII
                                 ADMINISTRATION
                                 --------------

         7.01 PLAN ADMINISTRATOR. The Committee shall be the Plan administrator.

         7.02  DUTIES OF PLAN ADMINISTRATOR.

         a. The Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan including, but not limited to, the following:

                  (1) Determination of Employees of the Corporation who are eligible for Plan participation;

                  (2) Determination of the amount of the Fund to be distributed to Participants for each Plan Year; and

                  (3)      Determination of Officer's actual Individual Awards.

         b. The Committee shall interpret the Plan and shall resolve all questions arising in the administration, interpretation, and application of the Plan. Any such determination of the Committee shall be conclusive and binding on all persons.


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         c.       The Committee shall establish such procedures and keep such records or other data as the Committee in its discretion determines necessary or proper for the administration of the Plan.

         d. The Committee may delegate administrative responsibilities to such person or persons as the Committee deems necessary or desirable in connection with the administration of the Plan.


                                  ARTICLE VIII
                                  MISCELLANEOUS
                                  -------------

         8.01 UNFUNDED PLAN. The Corporation shall be under no obligation to segregate or reserve any funds or other assets for purposes relating to this Plan and no Participant shall have any rights whatsoever in or with respect to any funds or assets of the Corporation.

         8.02 NON-ALIENATION. Since a Participant does not have any rights to any Individual Award under the Plan until payment of such Individual Award is made, no anticipated payment of any Individual Award shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment or encumbrance of any kind. If a Participant attempts to alienate, sell, transfer, assign, pledge or otherwise encumber any such anticipated Individual Award, or if he has filed or will be filing for bankruptcy, the Committee in its discretion may cause such amounts as would otherwise become payable to such Participant at such time or times to be paid to or applied for the benefit of such one or more of the following as the Committee in its discretion may designate: the Participant, his spouse, child or children, or other dependents.

         8.03 UNCLAIMED PAYMENTS. Should the whereabouts of any Participant entitled to receive any Individual Award be unknown to the Corporation, and unascertainable after reasonable inquiry by the Corporation, for a period of two years, the right of such person to receive payments hereunder shall be terminated, and the amounts which would otherwise have been payable to such person shall be forfeited.

         8.04 ACTIONS OR DECISIONS WITH RESPECT TO THE PLAN. Any decision or action of the Corporation, the Board, or the Committee, arising out of or in connection with the administration and operation of this Plan, may be made or taken in their absolute discretion, and such decision or action shall be conclusive and binding upon all Participants.

         8.05 NO EMPLOYMENT RIGHTS. Nothing herein contained shall be construed as a commitment or agreement upon the part of any Participant or Employee hereunder to continue his employment with the Corporation or a Subsidiary, and nothing herein contained shall be construed as a commitment on the part of the Corporation or a Subsidiary to continue the employment or rate of compensation of any Participant hereunder or any Employee for any period.

         8.06 AMENDMENT OF THE PLAN. The Corporation reserves the right, to be exercised by instruction from the Committee, to modify or amend this Plan at any time.

         8.07 DURATION AND TERMINATION OF THE PLAN. The Corporation also reserves the right, to be exercised by action of the Board, to discontinue or terminate the Plan. Any such termination shall not be retroactive.

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